Exhibit 99.1

Accretive Health Postpones Fourth Quarter and Full Year 2012 Earnings Release

CHICAGO, February 26, 2013 (BUSINESSWIRE) --

Accretive Health, Inc. (NYSE: AH), a leading provider of revenue cycle and quality of care services to healthcare providers, today announced that it will postpone the release of its financial results for the fourth quarter and full year 2012, as well as its previously announced investor conference call scheduled for February 27, 2013, because it is evaluating the timing of revenue recognition for its revenue cycle management agreements.
The Company is currently evaluating the manner in which it recognizes revenue for its revenue cycle management agreements. Based on information available to date, if the Company determines that a change is necessary, the Company may be required to restate prior-period financial statements. The Company believes, based on information available to date, that any such restatement would have no impact on total revenue recognized over the life of a contract or the timing or magnitude of cash flow from operations. This may defer the timing of revenue recognition and may lead to an increase in deferred revenue or other liabilities reported in prior periods.
The Company expects to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2012.
The Company's cash and cash equivalents as of December 31, 2012 were approximately $177 million, after giving effect to the use of $36.8 million for share repurchases in the fourth quarter of 2012 as part of the repurchase program announced on September 4, 2012. The Company had no debt outstanding as of December 31, 2012.
Financial Guidance
The Company is withdrawing prior financial guidance provided on November 7, 2012 and will announce the revised date for reporting fourth quarter and full year 2012 financial results in a subsequent release.
About Accretive Health
Accretive Health partners with healthcare providers to help them more effectively manage their revenue cycles, strengthen their financial stability, and improve the quality of care they provide while reducing overall healthcare costs. Our people, processes and sophisticated integrated technology complement our clients' existing resources to enhance results for patients, physicians and staff. For more information, please visit www.accretivehealth.com.
Safe Harbor
This press release contains forward-looking statements, including the Company's statements regarding the anticipated consequences of any restatement that may be required as a result of the ongoing evaluation of the timing of revenue recognition for the Company's revenue cycle management agreements. All forward-looking statements contained in this press release involve risks and uncertainties. Our actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the possibility that any restatement that may be required could have unanticipated consequences and the factors set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 8, 2012, under the heading "Risk Factors". The words “strive,” “objective,” "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying any of our forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.
All forward-looking statements included in this press release are expressly qualified in their entirety by these cautionary statements. We wish to caution readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that we may consider immaterial or do not anticipate at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations may prove correct. Our expectations reflected in our forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition or relationships with customers and potential customers, may emerge from time to time. We assume no, and we specifically disclaim any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our periodic reports that we file with or furnish to the U.S. Securities and Exchange Commission.

Contact:
Accretive Health, Inc.
Investor Relations:
Atif Rahim
Telephone: 312.324.5476
email: investorrelations@accretivehealth.com

or
Media:
Peter Cunningham
Telephone: 312.636.8619
email: mediarelations@accretivehealth.com